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                                                                   Exhibit 10.29

                                 RENT-WAY, INC.

                              EMPLOYMENT AGREEMENT

         This agreement is made as of January 7, 2000, and has been entered into between Rent- Way, Inc., a Pennsylvania corporation with its principal offices at One RentWay Place, Erie, Pennsylvania 16505 (the "Employer" or "Company"), and WILLIAM A. MCDONNELL (the "Employee").

         WHEREAS, the Company desires to employ the Employee on the terms and conditions set forth herein; and

         WHEREAS, the Employee desires to be employed by the Company on the terms and conditions set forth herein;

         NOW THEREFORE, the Company and the Employee agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts continue employment, upon the terms and conditions hereinafter set forth.

         2. TERM. Subject to the provisions of termination as hereinafter provided, the term of this Agreement shall begin on February 1, 2000 and shall terminate on February 1, 2003 (being three years after the commencement date); provided, however, that commencing on the date which is one year prior to the date of termination, and on each anniversary of such date (such date and the date of each anniversary thereof being a "Renewal Date"), the term shall automatically be extended so to terminate two (2) years from such Renewal Date, unless at least sixty (60) days prior to such Renewal Date either party hereto gives notice to the other that the term shall not be so extended.

         3. POSITION AND DUTIES. During the term of this Agreement, the Employee shall serve as a Vice-President and Chief Financial Officer of the Company with at least such statutory duties and responsibilities as exist as of the date hereof and with such duties and responsibilities as may be provided in the By-Laws of the Company. The place of employment shall be at the principal executive offices of the Company in Erie, Pennsylvania. The Employee agrees to devote all of his business time, skill, attention and best efforts during normal business hours to the business of the Company and to the extent necessary to discharge the responsibilities assigned during the term of employment hereunder, except for service on other corporation, civic or charitable boards or committees not significantly interfering with the Employee's duties hereunder and usual, ordinary and customary periods of vacation.


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         4.       COMPENSATION.

                  (a) Base Salary. For all services rendered by Employee under this Agreement, the Company shall pay a base salary of $190,000 per year during the first year of the Agreement. The Employee will receive annual salary increases for the second and the third years of the Agreement equivalent to 4% of the base salary. Commencing the fourth year of the Agreement (if extended in accordance with paragraph 2 herein), the Employee's salary will be increased to reflect the percentage increase in the Consumer Price Index for Western Pennsylvania (the "CPI") for the most recently completed year. Upon issuance of the CPI for the Western Pennsylvania region, Employee's Base Salary will be increased retroactively to January of the year following the year for which the CPI is issued. The Employee's salary will be paid in installments in conformity with the regular payroll practices of the Company. The Employee's salary shall also be reviewed annually by the Compensation Committee of the Board of Directors of the Company and may be increased on the basis of individual and corporate performance, by criteria and standards determined by the Compensation Committee. Any increase in Salary or other compensation shall in no way limit or reduce any other obligation of the Company to the Employee, and once established, and the Employee's increased Base Salary shall not thereafter be reduced.

                  (b) Incentive Compensation: Bonuses. In addition to the Base Salary, the Employee shall be entitled to (i) participate in such incentive plans (including the right to defer such bonus) made available by the Company to its executives and key employees and (ii) to receive such additional bonus or discretionary compensation payments as the Board of Directors of the Company or the Compensation Committee may determine from time to time. Incentive plan participation and additional bonus or discretionary compensation payment shall be reviewed annually by the Compensation Committee of the Board of Directors and shall be awarded on the basis of corporate performance, by criteria and standards established by the Board of Directors of the Compensation Committee of the Board, in their sole discretion.

                  (c) Expenses. During the term of employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with the policies and procedures of the Company, as may be in force from time to time.

                  (d) Benefits. During the term of employment, the Employee shall be entitled to receive a package of benefits that includes all of the programs, plans and perquisites currently provided by the Company to its employees, as long as such programs, plans and perquisites are continued by the Company.


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         5.       TERMINATION.

                  (a) Termination for Disability. In the event that Employee shall have been prevented from substantially rendering the services required under this Agreement by reason of his disability (as confirmed by medical authority satisfactory to the Company and Social Security guidelines) for a period of six (6) consecutive months (or 180 days), the Company shall have the right to terminate this Agreement upon thirty (30) days written notice, provided such disability continues during said notice period.

                  (b) Termination for Employee's Breach. The Company shall have the right to terminate this Agreement and the employment hereunder if Employee violates his responsibilities under paragraph 3 of this Agreement and such violation continues after the Employee's having received notice of such violation and thirty
                           (30) days to cure such violation(s) to the satisfaction of the Company's Board of Directors. The Company may immediately terminate this Agreement upon
                           (i) determination by the Company's Board of Directors that Employee has willfully defaulted on a material obligation of this Agreement, (ii) determination by the Company's Board of Directors that there has been a defalcation of the Company's funds by the Employee,
                           (iii) conviction of Employee on a felony charge or conviction of a misdemeanor which impairs the Employee's ability to substantially perform his duties with the Company, or (iv) determination by the Company's Board of Directors that the Employee has had unauthorized discussions of the Company's business activities or improperly disclosed trade secrets or confidential information concerning the Company's business activities or proposed business activities. At such time as the Company's Board of Directors addresses such charges, the Employee may submit a written statement regarding such claims and present a defense against such claims.

                  (c) Termination for Employer's Breach. Employee shall have the right to terminate this Agreement if the Company materially breaches any of the provisions hereof and such breach is not cured within thirty
                           (30) days after the Company has received written notice from the Employee. In such event, or in the event of a wrongful termination of the Employee, all moneys due to the Employee through the term of this Agreement shall be paid by the Company in a lump sum amount within thirty (30) days of the Employee's termination, with bonuses to be paid when earned through the remainder of the term of this Agreement. Employee shall have no obligation to mitigate losses or damages incurred as a result of such termination.


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                  (d)      Termination by Death. If employment terminates by
                           reason of the Employee's death, the Company will pay the Employee's estate a lump sum payment equivalent to six (6) months salary; other benefits will be determined in accordance with the company's survivor's benefits, insurance and other applicable programs and plans, then in effect.

         6. CONFIDENTIAL AND PROPRIETARY INFORMATION. Employee agrees to keep secret all confidential information, trade secrets or proprietary information acquired by the Employee during his employment concerning the business and affairs of the Company (the "Information") and further agrees for a period of one (1) year after the termination of his employment, for any reason, not to disclose any such Information to any person, firm or corporation other than that as directed by the Employer, unless and until such Information becomes known outside of the Company (other than through a violation by the Employee of his obligations hereunder). Employee agrees, upon the Company's request, to execute a confidential non-disclosure agreement, if requested.

         7.       MISCELLANEOUS PROVISIONS.

                  (a) Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee is entitled to hereunder if the Employee terminated his employment for good cause.

                  (b) Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the employee's devisee, legatee or other designee, or, if there is not such designee, to the Employee's estate.

                  (c) Notices and Communications. All notices and communications hereunder shall be in writing and shall be hand delivered or sent postage prepaid by registered certified mail, return receipt requested, to the addresses first


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                           written or to such other address of which notice
                           shall have been given in the manner herein provided.

                  (d) Entire Agreement: Non-Assignment. This Agreement may not be modified, amended, changed or discharged, except by writing signed by the parties hereto, and then only to the extent set forth in the writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and any administrator, executor and successor of the Company. This Agreement may not be assigned by either of the parties without the prior written consent of the other party.

                  (e) Legal Expenses. All legal fees and expenses incurred by the Employee in attempts to receive the benefits granted hereunder or to enforce this Agreement or any of its terms will be paid by the Company providing that Employee's claims are not dismissed in a summary proceeding.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as of the day and the year first written above.




EMPLOYEE:                                   RENT-WAY, INC.


/s/ William McDonnell                       /s/ William E. Morgenstern
-----------------------------               -----------------------------
                                            (Authorized Officer)